SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 30, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated January 30, 2008, by Evergreen Solar, Inc. announcing financial results for the fourth quarter and fiscal year ended December 31, 2007.
EX-99.2 Press Release dated January 30, 2008 announcing signing of Polysilicon Supply Agreement.

Item 1.01.	Entry into a Material Definitive Agreement
     On January 30, 2008, Evergreen Solar, Inc. (the “Registrant”) entered into a multi-year polysilicon supply agreement with DC Chemical Co., Ltd. (“DC Chemical”). The supply agreement provides the general terms and conditions pursuant to which DC Chemical will supply the Registrant with specified annual quantities of polysilicon at fixed prices beginning in 2009 and continuing through 2015. Within one month of the signing of the supply agreement, the Registrant is required to make an approximately $11.0 million nonrefundable prepayment to DC Chemical. Additional nonrefundable prepayments totaling approximately $25.5 million will be required at various times prior to the end of 2008.
     The foregoing description of the supply agreement is qualified in its entirety by reference to the supply agreement, a copy of which will be filed by an amendment to this Form 8-K (or as an exhibit to a future periodic report of the Registrant).

Item 2.02.	Results of Operations and Financial Condition.
     On January 30, 2008, the Registrant issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2007. The full text of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference. Pursuant to General Instruction B.2 of Form 8-K, the information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, but is instead furnished pursuant to that instruction.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1 Press Release dated January 30, 2008, by Evergreen Solar, Inc.
     99.2 Press Release dated January 30, 2008, by Evergreen Solar, Inc., announcing signing of Polysilicon Supply Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Michael El-Hillow
Michael El-Hillow
Chief Financial Officer and Secretary

Dated: January 30, 2008